Fourth Quarter and Full Year 2015 Earnings Presentation February 25, 2016

Forward-Looking Statement Forward-Looking Statement Any “forward-looking” statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including, but not limited to, those relating to the Company’s business, financial condition or future results, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company's business and industry; the Company’s ability to integrate Allfast and attain the expected synergies, including that the acquisition is accretive; the Company’s ability to attain the Financial Improvement Plan targeted savings and free cash flow amounts; future prospects of the Company; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. Non-GAAP Financial Measures In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks • 2015 sales of approximately $864 million – significant external headwinds – Organic initiatives and acquisition growth were able to offset impact of lower oil prices and currency during first nine months of 2015 – Energy-facing and industrial markets weakened in Q4, resulting in 14% sales decline in Q4, and nearly 3% sales decline for 2015 • Achieved 2015 EPS(1) of $1.29 – high-end of previously provided guidance range • Achieved Free Cash Flow(2) of $50.8 million – within previously provided guidance range • Improved operating profit margin(1), despite top-line pressure, driven by Aerospace improvements and reduction in corporate expense • Increased Financial Improvement Plan to offset impact of continued top-line weakness 4 Continue to implement actions to mitigate external headwinds and drive improved performance. (1) Defined as diluted earnings per share and operating profit margin from continuing operations, excluding “Special Items.” “Special Items” are provided in the Appendix. (2) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of the Financial Improvement Plan, less Capital Expenditures.

External Headwinds and Tailwinds Headwinds • Macroeconomic conditions ‒ Industrial activity continues to slow ‒ Interest rate environment • Low oil and commodity prices ‒ Drilling and well completion activity ‒ Capex deferrals and reductions ‒ Resin and specialty steel prices • Inventory reductions at distributors ‒ Large aerospace distributors ‒ Overall supply chain reductions • Strength of U.S. dollar – Translation and transaction impacts – Exports in Engineered Components – Imports more competitive 5 Tailwinds • Commercial aircraft build rates and backlog – expect slight increase in 2016, with greater growth in 2017 • Asia still growing, albeit at lower rates – Uncertainty around China • Consumer spend remains solid – outpacing economic conditions Continued pressure on the top-line and margin – ongoing actions to mitigate.

Financial Improvement Plan Update • Recently increased target from $15 million to $22 million of annual savings on a full run-rate basis as top-line pressures intensified in fourth quarter • Includes reductions in fixed overhead and SG&A costs – all businesses and corporate included • Recognized savings of approximately $3.5 million during fourth quarter 2015 • Expect to realize incremental savings each quarter throughout 2016 – expected to help mitigate the impact of top-line weakness • Continue to evaluate throughout the year in response to top-line and conversion pressures • Focused on improving free cash flow conversion – targeting 100% of net income 6 Focused on the aspects of our business within our control.

Other Key Business Initiatives 7 Initiatives remain consistent to achieve profitable growth and increased margins – balancing short and long-term objectives. • Packaging – Leverage global, end market focused sales force to drive incremental sales – Add lower-cost capacity to support global customers and growth • Aerospace – Leverage one aerospace platform – Achieve growth and cost synergies from acquisitions • Energy – Restructure global footprint and supply chain – Improve operational efficiency at all locations • Engineered Components – Continue to expand product lines for diversification – Expand long-term cylinder capacity to capitalize on North American market position

Financial Highlights

Fourth Quarter Summary

TriMas

Unaudited, excluding Special Items[(1)]

(Dollars in millions, except per share amounts)

(from continuing operations)	Q4 2015	Q4 2014	Variance
Revenue	$192.8	$223.4	-13.7%
Operating profit	$22.1	$28.2	-21.9%
Operating profit margin	11.4%	12.6%	-120 bps
Income	$13.1	$20.2	-35.5%
Diluted EPS	$0.29	$0.44	-34.1%
Free Cash Flow [(2)]	$41.7	$35.2	18.4%
Total debt	$419.6	$630.8	-33.5%

- Q4 sales declined 13.7% as compared to Q4 2014 – increased weakness in the energy-facing and industrial end markets and unfavorable currency exchange more than offset organic initiatives and the results of acquisitions
- Q4 operating profit dollars and margin percentage decreased as the impact of reduced sales and the related lower fixed cost absorption more than offset the positive impact of the Financial Improvement Plan, reductions in corporate expense and productivity initiatives
- Income and diluted EPS both decreased due to lower operating profit and higher tax rate
- Achieved Free Cash Flow[(2)] and EPS as planned
- Total debt decreased as compared to Q4 2014 – used the cash distribution from Horizon Global in conjunction with the spin-off of the Cequent businesses to reduce outstanding borrowings

Achieved EPS as planned, despite intensified top-line pressures from external headwinds.

(1) "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of the Financial Improvement Plan, less Capital Expenditures.

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Full Year 2015 Summary

TriMas

Unaudited, excluding Special Items[(1)]

(Dollars in millions, except per share amounts)

(from continuing operations)	YTD 2015	YTD 2014	Variance
Revenue	$864.0	$887.3	-2.6%
Operating profit	$101.7	$103.3	-1.6%
Operating profit margin	11.8%	11.6%	20 bps
Income	$58.7	$63.5	-7.6%
Diluted EPS	$1.29	$1.40	-7.9%
Free Cash Flow [(2)]	$50.8	$69.5	-26.9%
Total debt	$419.6	$630.8	-33.5%

- Sales decreased 2.6% as organic and acquisition sales increases were more than offset by sales declines resulting from the impact of lower oil prices, macroeconomic uncertainty and unfavorable currency exchange
- Operating profit margin increased slightly as increases in Packaging and Aerospace, and a reduction in corporate costs and expenses, more than offset the reductions in Energy and Engineered Components
- Income and diluted EPS decreased due to lower operating profit and higher interest expense – achieved high end of previously provided guidance range
- Free Cash Flow[(2)] was within the previously provided guidance range
- Total debt decreased as compared to year end 2014 – used the cash distribution from Horizon Global in conjunction with the spin-off of the Cequent businesses to reduce outstanding borrowings

Actions taken to hold guidance range and margins in the face of a challenging macroeconomic environment.

(1) "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of the Financial Improvement Plan, less Capital Expenditures.

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Segment Highlights

Packaging 12 • Sales decreased due to unfavorable currency exchange and lower closure sales as a result of a weaker industrial end market • Profit declined slightly due to lower sales levels and unfavorable currency exchange • Margin consistent, as lower material costs, productivity and cost reduction actions offset the continued investment in global capabilities Strategies • Completed global reorganization to an end market focus to better serve customers • Continuing ramp-up of manufacturing capabilities in low- cost countries • Developing world-class product development team and customer innovation center in India • Implementing continuous pipeline of productivity initiatives to fund growth while maintaining margins Quarterly Commentary (Unaudited, dollars in millions) (1) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). “Special Items” for each period are provided in the Appendix. FY 2015 Segment Contribution 39% By Revenue 61% By Operating Profit(1) Positioning business for customer innovation and growth, while maintaining targeted margin levels. Financial Snapshot Q4 2015 Q4 2014 Variance Sales $77.8 $80.7 -3.6% Operating profit (1) $19.4 $20.4 -4.8% Operating profit margin (1) 25.0% 25.3% -30 bps

Aerospace

TriMas

Quarterly Commentary

- Sales increased due to acquisitions of Allfast in Q4 2014 and Parker Hannifin's machined components facility in Q4 2015
- Higher demand from large OE customers, while lower demand from large distributors reducing inventory levels
- Margin improved 450 basis points due to higher sales, favorable product mix, manufacturing efficiencies and cost reduction initiatives

Strategies

- Leveraging one aerospace platform to better serve customers and enhance margins
- Launched Engineering Research and Technology group to develop and qualify new highly-engineered products
- Qualifying existing products for new applications or new customers
- Improving manufacturing efficiencies and productivity across the businesses

(Unaudited, dollars in millions)

Financial Snapshot	Q4 2015	Q4 2014	Variance
Sales	$42.1	$35.1	*20.1%*
Operating profit (1)	$6.8	$4.1	*67.0%*
Operating profit margin (1)	*16.1%*	*11.6%*	*450 bps*







FY 2015 Segment Contribution

By Revenue


20%

By Operating Profit(1)


24%

(1) Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). "Special Items" for each period are provided in the Appendix.

Positioning TriMas Aerospace as a supplier of choice.

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Energy 14 • Sales decreased due to capex reductions and deferrals at large refinery and chemical customers, reduced demand levels from upstream oil customers and the impact of unfavorable currency exchange • Cost savings achieved due to the restructuring were more than offset by the impact of the reduced sales levels and the related lower fixed cost absorption • Recorded pre-tax, non-cash goodwill and indefinite-lived intangible asset impairment charges(1) of $72.5 million in Q4 2015 Strategies • Implemented further cost structure reductions and branch consolidation • Consolidated Houston operations and relocated a portion of Houston manufacturing to Mexico • Improve operational efficiency at all locations • Increase sales of higher-margin, specialty products (Unaudited, dollars in millions) FY 2015 Segment Contribution 22% By Revenue -1% By Operating Profit(1) Quarterly Commentary Accelerated broader restructuring and additional fixed and variable cost-out actions to drive margin improvement. (1) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). “Special Items” for each period are provided in the Appendix. Financial Snapshot Q4 2015 Q4 2014 Variance Sales $40.5 $51.3 -21.1% Operating profit (1) -$2.3 $1.2 n/m Operating profit margin (1) -5.8% 2.3% n/m

Engineered Components 15 • Engine and compressor sales decreased more than 60% as a result of lower oil prices – remained breakeven by aligning cost structure • Cylinder sales declined due to softness in industrial end markets and lower export sales due to stronger U.S. dollar • Margins declined primarily due to lower sales and fixed cost absorption Strategies • Implemented cost reduction actions to mitigate top-line pressures and remain profitable in engine business • Adding incremental cylinder capabilities and longer- term capacity • Expanding engine and compressor product lines to diversify and reduce end-market cyclicality (Unaudited, dollars in millions) FY 2015 Segment Contribution [VA LUE ] By Revenue 16% By Operating Profit(1) Quarterly Commentary Focused on mitigating top-line headwinds by reducing costs to better reflect end market demand. (1) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). “Special Items” for each period are provided in the Appendix. Financial Snapshot Q4 2015 Q4 2014 Variance Sales $32.3 $56.3 -42.6% Operating profit (1) $4.9 $9.2 -46.5% Operating profit margin (1) 15.2% 16.3% -110 bps

Segment Performance Summary 16 (Unaudited, excluding Special Items, dollars in millions) Sales Operating Profit Margin(1) (1) Excludes the impact of “Special Items.” For a detailed reconciliation, excluding “Special Items,” please see the Appendix. Q4 2015 Q3 2015 Q4 2014 FY 2015 FY 2014 Packaging $77.8 $87.9 $80.7 $334.3 $337.7 Aerospace $42.1 $45.4 $35.1 $176.5 $121.5 Energy $40.5 $51.6 $51.3 $193.4 $206.7 Engineered Components $32.3 $37.3 $56.3 $159.8 $221.4 Q4 2015 Q3 2015 Q4 2014 FY 2015 FY 2014 Packaging 25.0% 25.2% 25.3% 24.0% 23.9% Aerospace 16.1% 18.1% 11.6% 18.1% 15.2% Energy -5.8% 4.5% 2.3% -0.8% 3.1% Engineered Components 15.2% 12.0% 16.3% 13.6% 15.4% Top-line pressures intensified during fourth quarter 2015 – taking actions to hold and improve margins.

Outlook and Summary

FY 2016 Segment Assumptions

TriMas

	Sales Growth(1)	Operating Profit Margin(2)	2016 Commentary
Packaging	4% – 8%	22% – 24%	• Organic growth driven primarily by new products and increased share in emerging markets • Expected growth primarily in specialty dispensing products; continued weakness expected in industrial end markets • Continuous pipeline of productivity initiatives to fund growth while maintaining margins
Aerospace	9% – 11%	18% – 20%	• Steady OE build rates and share gains expected to boost top-line • Q4 2015 acquisition of Parker Hannifin facility will add to growth • Major distributors expected to continue to reduce inventory levels • Leverage one aerospace platform, improve manufacturing efficiencies and grow top-line to expand margins
Energy	(10%) – (15%)	3% – 6%	• Sales impacted by reduced downstream channel spending and exiting lower margin business • Improve margin level by continued restructuring of footprint and supply chain, cost-out actions and operational efficiencies
Engineered Components	(7%) – (10%)	13% – 15%	• Industrial market slowdown expected to continue to impact cylinder sales – sales expected to be relatively flat • Maintain cylinder business margins through productivity initiatives • Continue to mitigate engine-related top-line pressure to breakeven – entered Q1 2015 with backlog resulting in higher sales, as compared to expected Q1 2016 sales levels

Grow higher margin Packaging and Aerospace businesses – while expanding margins and mitigating continued top-line pressures, most notably in the energy-facing businesses.

(1) 2016 revenue growth versus 2015.

(2) Defined as operating profit margin, excluding "Special Items."

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FY 2016 Outlook

TriMas

From Continuing Operations	**Full Year Outlook** *(as of 2/25/16)*	**Comments**
Sales Growth	(2%) – 2%	• Continued global macroeconomic and industrial end market weakness • Currency not expected to be a significant driver year-over-year – except strong USD dampens export sales and facilitates foreign import competition • Organic growth driven by Packaging and Aerospace • Expect ~1% growth from existing acquisition • Oil-related activity expected to remain weak, with energy-facing businesses' sales consistent with Q4 2015 levels
Earnings Per Share, diluted(1)	$1.35 – $1.45	• Savings from Financial Improvement Plan expected to help mitigate impact of weak end markets • Productivity and margin enhancement programs drive EPS growth • Leverage from the restructured Energy footprint expected to be muted by expected sales decline
Free Cash Flow(2)	$60 – $70 million	• Managing working capital and capital expenditures consistent with environment, while still funding growth programs • Target ~ 100% of net income

Increasing year-over-year EPS in a challenging macroeconomic environment.

(1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items."
(2) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of "Special Items," less Capital Expenditures.

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FY 2016 Outlook – Additional Assumptions Full Year Outlook as of 2/25/16 Comments Interest Expense $14 – $16 million • Effective July 1, 2016, interest expense on the majority of variable-rate debt in the Credit Agreement fixed via interest rate swap agreements (through 2020) • Impact of higher interest rates expected to more than offset interest savings from debt reduction • Debt reduction remains a priority Capital Expenditures 4% – 5% of sales • Continuing to invest in Packaging and Aerospace for top-line growth and margin expansion • Planning additional low-cost country capacity in Packaging to serve global customers • Expanding capacity of cylinder business to capitalize on North American market position Tax Rate 31% – 33% • Income more heavily weighted toward United States based on planned income mix and due to restructuring actions within the Energy segment Corporate Expense – Cash Costs Stock Compensation $25 – $27 million $10 million • Expected annual run rate of cash spend reduced following the Cequent spin-off in June 2015 • Lower attainment of performance-based equity awards resulted in lower stock compensation expense in 2014 and 2015 • Target awards and metrics reset following the spin-off • Includes long term incentive compensation for all of TriMas 20 From Continuing Operations

View into Q1 2016

TriMas

- **Expect similar environment to Q4 2015** $0.29
  - Macroeconomic uncertainty remains
  - Packaging's industrial products sales remain soft given end market weakness
  - Low oil prices continue to impact energy-facing businesses' sales
  - No change in Aerospace build rates
- **"Pluses" versus Q4 2015** .... ~ $0.03 – $0.04
  - Packaging's dispensing product sales improve (Q4 historically lower)
  - Increase industrial gas cylinder sales (Q4 seasonally lower)
  - Sales related to Aerospace's Q4 asset acquisition
  - Incremental Financial Improvement Plan savings
- **"Minuses" versus Q4 2015** .... ~ ($0.06) – ($0.08)
  - Higher incentive compensation expense (cash and stock) due to reset of metrics and targets in 2016
  - Currency transaction gains in Q4 2015 (due to weaker USD) not expected to repeat
  - Insurance recovery in Q4 2015 related to previously settled claim does not repeat

Expect Q1 2016 EPS[1] to range between $0.24 and $0.27.

[1] Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." Special Items for Q4 2015 may be found in the Appendix.

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Financial Targets Grow Packaging and Aerospace sales 2x other businesses; improve Aerospace and Energy margins to historical levels. Segment Target Revenue Growth Target 2018 Operating Profit Margin Packaging • Mid single-digit organic growth, complemented by acquisitions 22% – 24% Aerospace • Mid-to-high single-digit organic growth, complemented by acquisitions 24% – 26% Energy • GDP+ organic growth 10% – 12% Engineered Components • GDP+ organic growth 14% – 16% Corporate • N/A < 3% of Sales Key Assumptions: • No economic recession • Real GDP 1.5% - 2.5% • Currency rates held constant at Q1 2015 rates • Aircraft build rates meet current industry forecasts • Oil price and rig counts rise to 2014 levels by 2018 • Corporate excludes non- cash long-term equity incentive expense 22

Summary • Mitigate impact of external headwinds via Financial Improvement Plan – continue to evaluate end markets and costs • Grow higher-margin Packaging and Aerospace – continue to invest and leverage • Drive improved profitability from restructured Energy business • Improve cash flow conversion and ROIC • Drive continuous productivity pipeline • Consider opportunistic and value-accretive bolt-on acquisitions • Realigned long-term incentive compensation with shareholders – Total Shareholder Return (TSR) metric 23 Firm understanding of the challenges and external factors – focused on execution for remainder of 2016 and beyond.

Questions and Answers

Appendix

Condensed Consolidated Balance Sheet

TriMas

(Dollars in thousands)

	December 31, 2015	December 31, 2014
Assets		
Current assets:		
Cash and cash equivalents	$ 19,450	$ 24,420
Receivables, net	121,990	132,800
Inventories	167,370	171,260
Prepaid expenses and other current assets	17,810	8,690
Current assets, discontinued operations	-	192,580
Total current assets	326,620	529,750
Property and equipment, net	181,130	177,470
Goodwill	378,920	460,080
Other intangibles, net	273,870	297,420
Other assets	9,760	20,030
Non-current assets, discontinued operations	-	140,680
Total assets	$ 1,170,300	$ 1,625,430
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 13,850	$ 23,400
Accounts payable	88,420	103,510
Accrued liabilities	50,480	60,150
Current liabilities, discontinued operations	-	119,900
Total current liabilities	152,750	306,960
Long-term debt, net	405,780	607,410
Deferred income taxes	11,260	22,120
Other long-term liabilities	53,320	67,410
Non-current liabilities, discontinued operations	-	30,900
Total liabilities	623,110	1,034,800
Total shareholders' equity	547,190	590,630
Total liabilities and shareholders' equity	$ 1,170,300	$ 1,625,430

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Consolidated Statement of Operations

TriMas

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended December 31,		Twelve months ended December 31,	
	2015	2014	2015	2014
Net sales	$ 192,760	$ 223,430	$ 863,980	$ 887,300
Cost of sales	(143,760)	(169,490)	(627,870)	(650,290)
Gross profit	49,000	53,940	236,110	237,010
Selling, general and administrative expenses	(39,630)	(33,960)	(162,350)	(146,590)
Net loss on dispositions of property and equipment	(1,730)	(3,330)	(2,330)	(3,770)
Impairment of goodwill and indefinite-lived intangible assets	(75,680)	-	(75,680)	-
Operating profit (loss)	(68,040)	16,650	(4,250)	86,650
Other expense, net:				
Interest expense	(3,450)	(3,280)	(14,060)	(9,590)
Debt financing and extinguishment costs	-	(3,360)	(1,970)	(3,360)
Other income (expense), net	490	(650)	(1,840)	(4,100)
Other expense, net	(2,960)	(7,290)	(17,870)	(17,050)
Income (loss) from continuing operations before income tax expense	(71,000)	9,360	(22,120)	69,600
Income tax benefit (expense)	10,200	(1,690)	(6,540)	(22,710)
Income (loss) from continuing operations	(60,800)	7,670	(28,660)	46,890
Income (loss) from discontinued operations, net of tax	-	(6,200)	(4,740)	22,390
Net income (loss)	(60,800)	1,470	(33,400)	69,280
Less: Net income attributable to noncontrolling interests	-	-	-	810
Net income (loss) attributable to TriMas Corporation	$ (60,800)	$ 1,470	$ (33,400)	$ 68,470
Earnings (loss) per share attributable to TriMas Corporation - basic:				
Continuing operations	$ (1.35)	$ 0.17	$ (0.64)	$ 1.03
Discontinued operations	-	(0.14)	(0.10)	0.50
Net income (loss) per share	$ (1.35)	$ 0.03	$ (0.74)	$ 1.53
Weighted average common shares - basic	45,188,303	44,938,675	45,123,626	44,881,925
Earnings (loss) per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ (1.35)	$ 0.17	$ (0.64)	$ 1.02
Discontinued operations	-	(0.14)	(0.10)	0.49
Net income (loss) per share	$ (1.35)	$ 0.03	$ (0.74)	$ 1.51
Weighted average common shares - diluted	45,188,303	45,384,460	45,123,626	45,269,409

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Consolidated Statement of Cash Flow

TriMas

(Unaudited, dollars in thousands)

	Year ended December 31, 2015	Year ended December 31, 2014
Cash Flows from Operating Activities:		
Net income (loss)	$ (33,400)	$ 69,280
Income (loss) from discontinued operations	(4,740)	22,390
Income (loss) from continuing operations	(28,660)	46,890
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of acquisition impact:		
Impairment of goodwill and indefinite-lived intangible assets	75,680	-
Loss on dispositions of property and equipment	2,330	3,770
Depreciation	22,570	21,380
Amortization of intangible assets	20,970	16,060
Amortization of debt issue costs	1,710	1,940
Deferred income taxes	(8,750)	(6,530)
Non-cash compensation expense	6,340	7,110
Excess tax benefits from stock based compensation	(590)	(1,180)
Debt financing and extinguishment costs	1,970	3,360
(Increase) decrease in receivables	5,300	(9,790)
(Increase) decrease in inventories	3,250	(6,010)
Decrease in prepaid expenses and other assets	4,730	5,250
Increase (decrease) in accounts payable and accrued liabilities	(29,530)	11,830
Other, net	(750)	(1,560)
Net cash provided by operating activities of continuing operations, net of acquisition impact	76,570	92,520
Net cash provided by (used for) operating activities of discontinued operations	(14,030)	30,880
Net cash provided by operating activities, net of acquisition impact	62,540	123,400
Cash Flows from Investing Activities:		
Capital expenditures	(28,660)	(23,000)
Acquisition of businesses, net of cash acquired	(10,000)	(382,880)
Net proceeds from disposition of assets	1,700	200
Net cash used for investing activities of continuing operations	(36,960)	(405,680)
Net cash used for investing activities of discontinued operations	(2,510)	(4,410)
Net cash used for investing activities	(39,470)	(410,090)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	275,000	275,000
Repayments of borrowings on term loan facilities	(444,890)	(8,910)
Proceeds from borrowings on revolving credit and accounts receivable facilities	1,129,840	1,063,960
Repayments of borrowings on revolving credit and accounts receivable facilities	(1,169,370)	(989,090)
Payments for deferred purchase price	(6,440)	-
Debt financing fees	(1,850)	(3,840)
Distributions to noncontrolling interests	-	(580)
Payment for noncontrolling interests	-	(51,000)
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(2,770)	(2,910)
Proceeds from exercise of stock options	500	640
Excess tax benefits from stock based compensation	590	1,180
Cash transferred to the Cequent businesses	(17,050)	-
Net cash provided by (used for) financing activities of continuing operations	(236,440)	284,450
Net cash provided by (used for) financing activities of discontinued operations	208,400	(340)
Net cash provided by (used for) financing activities	(28,040)	284,110
Cash and Cash Equivalents:		
Decrease for the year	(4,970)	(2,580)
At beginning of year	24,420	27,000
At end of year	$ 19,450	$ 24,420
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 15,170	$ 10,870
Cash paid for taxes	$ 30,580	$ 41,110

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Company and Business Segment Financial Information

TriMas

(Unaudited, dollars in thousands, from continuing operations)

	Three months ended December 31, 2015	Three months ended December 31, 2014	Twelve months ended December 31, 2015	Twelve months ended December 31, 2014
Packaging				
Net sales	$ 77,800	$ 80,710	$ 334,270	$ 337,710
Operating profit	$ 18,380	$ 18,180	$ 78,470	$ 77,850
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 1,050	$ 2,220	$ 1,760	$ 2,840
Excluding Special Items, operating profit would have been	$ 19,430	$ 20,400	$ 80,230	$ 80,690
Aerospace				
Net sales	$ 42,140	$ 35,090	$ 176,480	$ 121,510
Operating profit	$ 5,910	$ 3,440	$ 28,320	$ 17,830
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 870	$ 620	$ 3,610	$ 620
Excluding Special Items, operating profit would have been	$ 6,780	$ 4,060	$ 31,930	$ 18,450
Energy				
Net sales	$ 40,480	$ 51,330	$ 193,390	$ 206,720
Operating loss	$ (86,770)	$ (7,530)	$ (97,160)	$ (6,660)
Special Items to consider in evaluating operating profit (loss):				
Severance and business restructuring costs	$ 11,940	$ 7,460	$ 23,140	$ 11,890
Release of historical translation adjustments related to the closure of Brazilian manufacturing facility	$ -	$ 1,270	$ -	$ 1,270
Impairment of goodwill and indefinite-lived intangible assets	$ 72,500	$ -	$ 72,500	$ -
Excluding Special Items, operating profit (loss) would have been	$ (2,330)	$ 1,200	$ (1,520)	$ 6,500
Engineered Components				
Net sales	$ 32,340	$ 56,300	$ 159,840	$ 221,360
Operating profit	$ 1,670	$ 9,160	$ 18,240	$ 34,080
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 50	$ -	$ 280	$ -
Impairment of goodwill and indefinite-lived intangible assets	$ 3,180	$ -	$ 3,180	$ -
Excluding Special Items, operating profit would have been	$ 4,900	$ 9,160	$ 21,700	$ 34,080
Corporate expenses				
Operating loss	$ (7,230)	$ (6,600)	$ (32,120)	$ (36,450)
Special Items to consider in evaluating operating loss:				
Severance and business restructuring costs	$ 500	$ -	$ 1,440	$ -
Excluding Special Items, operating loss would have been	$ (6,730)	$ (6,600)	$ (30,680)	$ (36,450)
Total Continuing Operations				
Net sales	$ 192,760	$ 223,430	$ 863,980	$ 887,300
Operating profit (loss)	$ (68,040)	$ 16,650	$ (4,250)	$ 86,650
Total Special Items to consider in evaluating operating profit (loss)	$ 90,090	$ 11,570	$ 105,910	$ 16,620
Excluding Special Items, operating profit would have been	$ 22,050	$ 28,220	$ 101,660	$ 103,270

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

TriMas

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended December 31, 2015	Three months ended December 31, 2014	Twelve months ended December 31, 2015	Twelve months ended December 31, 2014
Income (loss) from continuing operations, as reported	$ (60,800)	$ 7,670	$ (28,660)	$ 46,890
Less: Net income attributable to noncontrolling interests	-	-	-	810
Income (loss) from continuing operations attributable to TriMas Corporation	(60,800)	7,670	(28,660)	46,080
After-tax impact of Special Items to consider in evaluating quality of income (loss) from continuing operations:				
Release of historical translation adjustments related to the closure of Brazilian manufacturing facility	-	1,270	-	1,270
Severance and business restructuring costs	9,760	9,180	21,810	13,980
Impairment of goodwill and indefinite-lived intangible assets	64,260	-	64,260	-
Debt financing and extinguishment costs	-	2,120	1,240	2,120
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 13,220	$ 20,240	$ 58,650	$ 63,450

	Three months ended December 31, 2015	Three months ended December 31, 2014	Twelve months ended December 31, 2015	Twelve months ended December 31, 2014
Basic earnings (loss) per share from continuing operations attributable to TriMas Corporation, as reported	$ (1.35)	$ 0.17	$ (0.64)	$ 1.02
Dilutive impact[a]	0.02	-	0.01	-
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Release of historical translation adjustments related to the closure of Brazilian manufacturing facility	-	0.03	-	0.03
Severance and business restructuring costs	0.21	0.20	$ 0.48	0.31
Impairment of goodwill and indefinite-lived intangible assets	1.41	-	1.41	-
Debt financing and extinguishment costs	-	0.04	$ 0.03	0.04
Excluding Special Items, EPS from continuing operations would have been	$ 0.29	$ 0.44	$ 1.29	$ 1.40
Weighted-average shares outstanding	45,613,000	45,384,460	45,482,964	45,269,409

[a] Impact of 424,697 and 359,338 shares for the three months and twelve months ended December 31, 2015, respectively, which would have been dilutive to the computation of earnings per share in an income position.

	Three months ended December 31, 2015	Three months ended December 31, 2014	Twelve months ended December 31, 2015	Twelve months ended December 31, 2014
Operating profit from continuing operations (excluding Special Items)	$ 22,050	$ 28,220	$ 101,660	$ 103,270
Corporate expenses (excluding Special Items)	6,730	6,600	30,680	36,450
Segment operating profit (excluding Special Items)	$ 28,780	$ 34,820	$ 132,340	$ 139,720
Segment operating profit margin (excluding Special Items)	14.9%	15.6%	15.3%	15.7%

	Three months ended December 31, 2015	Three months ended December 31, 2014	Twelve months ended December 31, 2015	Twelve months ended December 31, 2014
Net cash provided by operating activities of continuing operations	$ 47,830	$ 39,880	$ 76,570	$ 92,520
Add: Cash impact of Financial Improvement Plan	2,160	-	2,890	-
Cash Flows from operating activities excluding special items	49,990	39,880	79,460	92,520
Less: Capital expenditures of continuing operations	(8,300)	(4,680)	(28,660)	(23,000)
Free Cash Flow from continuing operations	$ 41,690	$ 35,200	$ 50,800	$ 69,520

30

Current Debt Structure

TriMas

(Unaudited, dollars in thousands)

	December 31, 2015	December 31, 2014
Cash and Cash Equivalents	$ 19,450	$ 24,420
Credit Agreement	371,820	559,530
Receivables facility and other	53,860	79,040
Debt issuance costs	(6,050)	(7,760)
Total Debt	419,630	630,810
Key Ratios:		
Bank LTM EBITDA	$ 154,180	$ 243,610
Interest Coverage Ratio	12.77 x	13.02 x
Leverage Ratio	2.80 x	2.71 x
Bank Covenants:		
Minimum Interest Coverage Ratio	3.00 x	3.00 x
Maximum Leverage Ratio	3.50 x	3.50 x

As of December 31, 2015, TriMas had $126.9 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

31

LTM Bank EBITDA as Defined in Credit Agreement

TriMas

(Unaudited, dollars in thousands)

Net income (loss) for the year ended December 31, 2015	$	(33,400)
Interest expense		14,060
Income tax expense		6,540
Depreciation and amortization		43,540
Extraordinary non-cash charges		75,680
Non-cash compensation expense		6,340
Other non-cash expenses or losses		17,830
Non-recurring expenses or costs		15,000
Acquisition integration costs		1,880
Debt financing and extinguishment costs		1,970
Permitted dispositions		4,740
Bank EBITDA - LTM Ended December 31, 2015 [1]	$	154,180

[1] As defined in the Credit Agreement dated June 30, 2015.

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